Exhibit 99.1

Strong financial results Production as expected Executing on strategy Successful exploration Step-change in unconventionals Taking significant steps

Oil Gas 2009 guidance [label] 4Q 2008 UPN 854 691 4Q 2008 INT 376 103 4Q 2009 1247 810 2023 Full year 2008Upn 824 637 Full year 2008 Int 376 88 Full year 2008 1200 725 1925 4Q 2009 UPN 804 709 4Q 2009 INT 443 101 Full year 2009 1202 760 1962 1Q 2011 1124 847 1971 2Q 2011 1075 616 1692 3Q 2011 1124 640 1Q 2010 1217 885 2102 2Q 2010 1147 809 1957 3Q 2010 1019 533 1552 4Q 2010 1105 839 1945 Full year 2009 UPN 784 666 Full year 2009 INT 418 94 Full year 2010 1121 767 1888 2009 guidance 1950 1950 Equity production mboe/d 1764 Stable production Maintenance as planned Seasonal lower gas off-take Gas optimisation Ramping up production capacity Production as expected

Increased volumes Oil and gas lifting up 13 % Higher prices Oil price up 30 % Gas price up 13% 3Q 2011 (NOK bn) 3Q 2010 (NOK bn) 9.9 39.3 3.8 43.1 (31.7) 11.4 13.8 28.2 (1.6) 26.7 (18.1) 8.5 Reported NOI Tax on adjusted earnings Adjusted earnings Adjustments Adjusted earnings after tax Net Income Significant increase in earnings

NOK bn 3Q 2011 3Q 2011 3Q 2010 3Q 2010 Business area Adjusted earnings Adjusted earnings Adjusted earnings Adjusted earnings Business area pre tax after tax pre tax after tax D&P Norway 35.8 8.9 21.7 5.8 International D&P (DPNA & DPI) 4.1 2.1 2.5 1.5 Marketing, Processing & Renewable energy (MPR) 2.5 0.0 2.1 0.5 Fuel & Retail 0.6 0.5 0.7 0.9 Other 0.1 (0.1) (0.4) (0.2) Total adjusted earnings 43.1 11.4 26.7 8.5 Strong financial results

Robust financial position Investments according to plan Cash flow from unerlying operations 176.9 Changes taxes payable 109.5 67.4 Proceeds from asset sales 109.5 29.5 Investing activities 76.2 62.8 Dividends paid 56.3 19.9 Cash flow from underlying operations Cash flow from sale of assets 177 1) Taxes paid (67) Income before tax (154) + Non cash adjustments (23) Dividend paid (20) 29 Cash flow to Investing activities (63) Cash flow YTD 2011 NOK bn

Organic capex of USD ~16 billion Exploration activity USD ~3 billion 2011 production expected slightly below 2010 level ~3 percent CAGR 2010-2012 2011 outlook unchanged

Forward looking statements This presentation contains certain forward-looking statements that involve risks and uncertainties. In some cases, we use words such as "ambition", "believe", "continue", "could", "estimate", "expect", "focus", "intend", "likely", "may", "outlook", "plan", "should", "will" and similar expressions to identify forward-looking statements. All statements other than statements of historical fact, including, among others, statements regarding future financial position, results of operations and cash flows; changes in the fair value of derivatives; future financial ratios and information; future financial or operational portfolio or performance; future market position and conditions; business strategy; growth strategy; future impact of accounting policy judgments; sales, trading and market strategies; market outlook and future economic projections and assumptions; competitive position; projected regularity and performance levels; expectations related to our recent transactions and projects, such as the divestment of 24.1% of our stake in Gassled, the Pazflor development in Angola, the Eagle Ford joint venture, the proposed Brigham acquisition and the Aldous/Avaldness discovery; completion and results of acquisitions, disposals and other contractual arrangements; reserve information; future margins; projected returns; future levels, timing or development of capacity, reserves or resources; future decline of mature fields; planned turnarounds and other maintenance (and the effects thereof); oil and gas production forecasts and reporting; growth, expectations and development of production, projects, pipelines or resources; estimates related to production and development levels and dates; operational expectations, estimates, schedules and costs; exploration and development activities, plans and expectations; projections and expectations for upstream and downstream activities; oil, gas, alternative fuel and energy prices; oil, gas, alternative fuel and energy supply and demand; natural gas contract prices; timing of gas off-take; renewable energy production, industry outlook and carbon capture and storage; new organisational structure and policies; technological innovation, implementation, position and expectations; future energy efficiency; projected operational costs or savings; projected unit of production cost; our ability to create or improve value; future sources of financing; exploration and project development expenditure; effectiveness of our internal policies and plans; our ability to manage our risk exposure; our liquidity levels and management; estimated or future liabilities, obligations or expenses and how such liabilities, obligations and expenses are structured; expected impact of currency and interest rate fluctuations; expectations related to contractual or financial counterparties; capital expenditure estimates and expectations; projected outcome, objectives of management for future operations; impact of PSA effects; projected impact or timing of administrative or governmental rules, standards, decisions, standards or laws (including taxation laws); estimated costs of removal and abandonment; estimated gas transport commitments and future impact of legal proceedings are forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in "Risk update". These forward-looking statements reflect current views about future events and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including levels of industry product supply, demand and pricing; price and availability of alternative fuels; currency exchange rates; the political and economic policies of Norway and other oil- producing countries; EU directives; general economic conditions; political stability and economic growth in relevant areas of the world; global political events and actions, including war, terrorism and sanctions; changes or uncertainty in or non-compliance with laws and governmental regulations; the timing of bringing new fields on stream; an inability to exploit growth opportunities; material differences from reserves estimates; unsuccessful drilling; an inability to find and develop reserves; ineffectiveness of crisis management systems; adverse changes in tax regimes; the development and use of new technology; geological or technical difficulties; operational problems; operator error; inadequate insurance coverage; the lack of necessary transportation infrastructure when a field is in a remote location; the actions of competitors; the actions of field partners; the actions of governments (including the Norwegian state as majority shareholder); counterparty defaults; natural disasters and adverse weather conditions and other changes to business conditions; an inability to attract and retain personnel; the ability of Statoil to complete the transactions contemplated by the Brigham merger agreement; the timing of the Brigham tender offer and the subsequent merger; the possibility that various conditions to the consummation of the Brigham tender offer or the subsequent merger may not be satisfied or waived; relevant governmental approvals; industrial actions by workers and other factors discussed elsewhere in this report. Additional information, including information on factors that may affect Statoil's business, is contained in Statoil's Annual Report on Form 20-F for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission, which can be found on Statoil's website at www.statoil.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this report, either to make them conform to actual results or changes in our expectations.

Investor relations Europe Hilde Merete Nafstad Senior Vice President hnaf@statoil.com +47 95 78 39 11 Anne Lene Gullen Braten IR Officer angbr@statoil.com +47 99 54 53 40 Lars Valdresbraten IR Officer lava@statoil.com +47 40 28 17 89 Jesper Bors-Lind IR Officer jebl@statoil.com +47 91 75 64 64 Erik Gonder IR Officer ergon@statoil.com +47 99 56 26 11 Kristin Allison IR Assistant krall@statoil.com +47 91 00 78 16 Investor relations USA & Canada Investor relations USA & Canada Investor relations USA & Canada Investor relations USA & Canada Morten Sven Johannessen Vice President mosvejo@statoil.com +1 203 570 2524 For more information: www.statoil.com Investor Relations in Statoil

Statoil is an integrated technology-based international energy company primarily focused on upstream oil and gas operations Headquartered in Norway we have more than 30 years of experience from the Norwegian continental shelf, pioneering complex offshore projects under the toughest conditions. Our culture is founded on strong values and a high ethical standard. We aim to deliver long-term growth and continue to develop technologies and manage projects that will meet the world's energy and climate challenges in a sustainable way. Statoil is listed on NYSE and Oslo Stock Exchange

Additional information
The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Brigham Exploration Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of Brigham common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND STOCKHOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The merger agreement and the tender offer statement will be filed with the SEC by Statoil and the solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Brigham. Investors and stockholders may obtain a free copy of these statements (when available) and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov.
None of the information included on any Internet website maintained by Statoil, Brigham or any of their affiliates, or any other Internet website linked to any such website, is incorporated by reference in or otherwise made a part of this press release.
Forward-Looking Statements
This communication contains certain forward-looking statements that involve risks and uncertainties. In some cases, we use words such as “believe”, “intend”, “expect”, “anticipate”, “plan”, “target” and similar expressions to identify forward-looking statements.
All statements other than statements of historical fact, including, among others, statements such as those regarding: the expected completion of the proposed acquisition; plans for future development and operation of projects; reserve information; expected exploration and development activities and plans; expected start-up dates for projects and expected production and capacity of projects; the expected impact of USD/NOK exchange rate fluctuations on our financial position; oil, gas and alternative fuel price levels; oil, gas and alternative fuel supply and demand; the completion of acquisitions; and the obtaining of regulatory and contractual approvals are forward-looking statements.
These forward-looking statements reflect current views with respect to future events and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including the ability of Statoil to complete the transactions contemplated by the merger agreement, including the parties’ abilities to satisfy the conditions to the consummation of the proposed acquisition; the possibility of any termination of the merger agreement; the timing of the Offer and the subsequent merger; uncertainties as to how many of Brigham’s stockholders will tender their shares of common stock in the Offer; the possibility that various other conditions to the consummation of the Offer or the subsequent merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition. Other factors include levels of industry product supply, demand and pricing; price and availability of alternative fuels; currency exchange rates; political and economic policies of Norway and other oil-producing countries; general economic conditions; political stability and economic growth in relevant areas of the world; global political events and actions, including war, terrorism and sanctions; the timing of bringing new fields on stream; material differences from reserves estimates; inability to find and develop reserves; adverse changes in tax regimes; development and use of new technology; geological or technical difficulties; the actions of competitors; the actions of field partners; the actions of governments; relevant governmental approvals; industrial actions by workers; prolonged adverse weather conditions; natural disasters and other changes to business conditions. Additional information, including information on factors which may affect Statoil’s business, is contained in Statoil’s 2010 Annual Report on Form 20-F filed with the US Securities and Exchange Commission, which can be found on Statoil’s web site at www.statoil.com.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this communication, either to make them conform to actual results or changes in our expectations.

The SEC permits oil and gas companies to disclose only proved, probable or possible reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Statoil’s use of the term “risked resource base” in this release includes reserves other than proved, probable or possible reserves, which the SEC’s guidelines strictly prohibit us from including in filings with the SEC. This term includes estimates which are not yet classified as proved, probable or possible reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Risked resource base includes internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers and do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System. Actual quantities that may be ultimately recovered from these properties will differ substantially. Factors affecting ultimate recovery include the scope of the ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of the risked resource base may change significantly as development provides additional data.